UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, Pioneer Power Solutions, Inc. (the “Company”) and Nathan J. Mazurek entered into a second amendment (the “Mazurek Amendment”) to that certain Employment Agreement, dated as of March 30, 2012, as first amended on November 11, 2014 (collectively, the “Mazurek Agreement”), in order to (i) extend the term of the Mazurek Agreement to March 31, 2021, unless earlier terminated in accordance with its terms, and (ii) adjust Mr. Mazurek’s annual base salary to $425,000 for the period beginning on January 1, 2016 and ending on December 31, 2016, $440,000, for the period beginning on January 1, 2017 and ending on December 31, 2017, $465,000, for the period beginning on January 1, 2018 and ending on December 31, 2018, $490,000, for the period beginning on January 1, 2019 and ending on December 31, 2019, and $515,000 per annum, for the period beginning on January 1, 2020 and ending on March 31, 2021.

On June 30, 2016, Jefferson Electric, Inc. (“Jefferson”), a wholly owned subsidiary of the Company, and Thomas Klink entered into a second amendment (the “Klink Amendment”) to that certain Employment Agreement, dated as of April 30, 2010, as first amended on April 30, 2013 (collectively, the “Klink Agreement”), in order to (i) extend the term of the Klink Agreement to April 30, 2019, unless earlier terminated in accordance with its terms, and (ii) adjust Mr. Klink’s annual base salary to $315,000 for the period beginning on May 1, 2016 and ending on April 30, 2017, $340,000 for the period beginning on May 1, 2017 and ending on April 30, 2018, and $365,000 for the period beginning on May 1, 2018 and ending on April 30, 2019.

The foregoing summaries of the Mazurek Amendment and the Klink Amendment are not complete, and are qualified in their entirety by reference to the full text of the Mazurek Amendment and the Klink Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement, dated June 30, 2016, by and between Pioneer Power Solutions, Inc. and Nathan J. Mazurek.
10.2	Second Amendment to Employment Agreement, dated June 30, 2016, by and between Jefferson Electric, Inc. and Thomas Klink.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: July 1, 2016	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer